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                                                                EXHIBIT NO. 10.5


                       SECOND AMENDMENT TO LOAN AGREEMENT



         This Second Amendment to Loan Agreement as amended, dated as of September 29, 2000, (the " Second Amendment") is entered into by and between BancFirst Ohio Corp., an Ohio corporation (hereinafter called "Borrower"), and LaSalle Bank N.A., a National Banking Association (hereinafter called "Lender").

         WHEREAS, pursuant to that certain Loan Agreement dated as of August 14, 1996 (the "Loan Agreement"), Lender extended a loan in the amount of FIFTEEN MILLION and 00/100 Dollars ($15,000,000.00), (the "Loan") to Borrower for the purpose of funding the acquisition of County Savings Bank (hereinafter called "County") and, as evidence thereof, Borrower also executed a Term Promissory Note dated of even date with the Loan Agreement (the "Note").

         WHEREAS, as security for the Loan, Borrower assigned, transferred, pledged and delivered to Lender 100% of all of the issued and outstanding shares of common stock in its subsidiary, First National Bank of Zanesville ("First National"), and, as evidence thereof, Borrower executed a Pledge Agreement dated as of August 14, 1996 (the "Pledge Agreement");

         WHEREAS, in 1998 Borrower and Lender entered into the First Amendment to Loan Agreement dated April 30, 1998, the First Amendment to Term Promissory Note dated as of April 30, 1998, and the First Amendment to Pledge Agreement dated as of April 30, 1998;

         WHEREAS, the Borrower has requested Lender to extend a loan in the amount of Eight Million and no/100s Dollars ($8,000,000.00) for the purpose of refinancing Borrower's outstanding indebtedness in the sum of Three Million Seven Hundred Fifty Thousand Dollars and no/100s Dollars ($3,750,000.00) and Four Million Two Hundred Fifty Thousand Dollars and no/l00s Dollars ($4,250,000.00) to be contributed as additional paid in capital to First National.

         WHEREAS, Borrower and Lender agree to modify certain covenants contained in the Loan Agreement as amended and the Term Promissory Note as amended as more fully described herein.

         NOW THEREFORE, in consideration of the premises set forth above and the mutual covenants and promises contained in this Second Amendment to Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree, effective as of the date hereof and subject to the conditions set forth herein, to amend the Loan Agreement as amended as follows:

1.1 Section 1.A. Section 1.A of the Loan Agreement as amended is hereby deleted and amended and restated in its entirety as follows:



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         1.A. Subject to the terms and conditions of the Loan Agreement as amended, theLender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the sum of Eight Million and no/100s Dollars ($8,000,000.00) (hereinafter called the "Loan"). The Loan shall be evidenced by a Term Promissory Note executed by the Borrower in the form attached hereto as Exhibit "A". The funding of the Note by the Lender is sometimes hereinafter referred to as the "Closing".

1.2 Section 3 Sections 3.A and 3.B of the Loan Agreement as amended are hereby amended by deleting Section 3 Titled "Repayment, Loan Borrowing Procedures, and Application of Payments" and replacing it with the following:

         3. Repayment, Interest Rate, Selection of Interest Rate, Application of Payments

         A.       Repayment

         (a) Interest only shall be payable quarterly, commencing on December 31, 2000 and on the last day of each quarterly period thereafter.

         (b) Six annual principal payments shall commence one (1) year from the date hereof, with the first principal payment being due September 30, 2001 in the sum of One Million and No/100 Dollars ($1,000,000.00), plus accrued interest, and One Million and No/100s Dollars ($1,000,000.00), plus accrued interest, on September 30, 2002, September 30, 2003, September 30, 2004, September 30, 2005, and September 30, 2006.

         (c) The final payment of principal shall be payable on September 30, 2007, in the sum of Two Million and No/100 Dollars ($2,000,000.00), plus accrued interest.

B. Interest Rate

The outstanding principal hereunder shall bear interest at either of the following rates as selected by Maker (see Selection of Interest Rate) from time to time (the "Interest Rate"):

         (a) Prime Rate. The outstanding principal hereunder may bear interest at the Prime Rate per annum, floating. As used herein, the phrase "Prime Rate" shall mean the rate in effect from time to time as fixed by the management of the Bank for the guidance of its loan officers and called its Prime Rate, whether or not such rate is otherwise published. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate. The use of the term "Prime Rate" herein is not intended nor does it imply that said rate of interest is a preferred rate of interest or one which is offered by the Bank to its most creditworthy customers.




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         (b)      LIBOR. The outstanding principal hereunder may bear interest at LIBOR (as defined below) per annum plus one and thirty-five one hundredths percent (1.35%) (the "LIBOR Rate"). For purposes hereof, LIBOR means, for each Interest Period, a rate of interest equal to the rate per annum as conclusively determined by the Bank in good faith (rounded upward, if necessary, to the nearest 1/100th of 1%) at which United States dollar deposits in an amount equal to the principal amount of the applicable LIBOR Loan (as defined below) outstanding hereunder and for a period equal to the relevant "Interest Period" are offered generally to the Bank in the London Interbank Market quoted at 11:00 a.m., London time, two banking days prior to the commencement of each Interest Period, such rate to remain fixed for such Interest Period. "INTEREST PERIOD" shall mean a period (i) commencing (A) with respect to the conversion of all or a portion of a Prime Loan to a LIBOR Loan, on the business day specified by Borrower in writing to the Bank or (B) with respect to the continuation as a LIBOR Loan of all or a portion of a then existing LIBOR Loan after the expiration of the LIBOR Interest Period applicable to such existing LIBOR Loan, and (ii) ending 30, 60 or 90 days thereafter as selected by the Borrower pursuant to a written notice to the Bank; provided, however, that

                  (1) if any LIBOR Interest Period would otherwise end on a day that is not a business day, such LIBOR Interest Period shall end on the next succeeding business day, unless the result of such extension would be to carry such LIBOR Interest Period into another calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding business day; and

                  (2) any LIBOR Interest Period with respect to a LIBOR Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

                  (3) any LIBOR Interest Period which begins on the last business day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall, subject to Paragraph 2 above end on the last business day of a calendar month; and

                  (4) if for any reason the Maker shall fail to timely select an Interest Rate in the manner described below, then it shall be deemed to have selected the LIBOR Rate. Interest on LIBOR Loans shall be payable on the last day of each quarterly period commencing on the 31st day of December, 2000, and continuing on the last day of each quarterly period thereafter, at maturity, after maturity on demand, and on the date of any principal payment herein on the amount paid. Maker further hereby promises to pay to the order of Bank, on demand, interest on the unpaid principal amount hereof after maturity (whether by acceleration, or otherwise) at the rate set forth below under "Default Interest".


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                  "Prime Loan(s)" means, at any time, that portion of the
                  principal which Maker selects with proper notice to Bank to bear interest at the Prime Rate.

                  "LIBOR Loan(s)" means, at any time, that portion of the principal which Maker selects with proper notice to Bank to bear interest at the LIBOR Rate.

                  The Bank's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if the Bank determines in good faith (which determination shall be presumed to be in good faith and, absent manifest error, shall be conclusive), prior to the commencement of any Interest Period that (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Maker and such LIBOR Loan shall automatically convert on the last day of the then-current Interest Period to a loan bearing interest at the Prime Rate.

                  If, for any reason, any LIBOR Loan is paid prior to the last business day of its then current Interest Period, the Maker agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

C. Selection of Interest Rate. An authorized officer of Maker shall give bank irrevocable telephonic notice confirmed in writing no later than 11:00 a.m. Chicago time on the business day prior to the expiration of the then current Interest Period of its selection of an Interest Rate. In the event Bank does not receive such notice in a timely fashion, then the Maker shall be deemed to have selected the LIBOR Rate for the next succeeding Interest Period.

D. Application of Payments. All payments received on account of the indebtedness evidenced by this Note shall be applied to the payment of the following obligations in the order set forth (a) to indebtedness (including accrued and unpaid interest due thereon) secured by any collateral or security agreement entered into in connection with this Note other than the principal balance evidenced hereby and the interest due thereon; (b) to interest at the rate set forth above; (c) to payment of late charges, enforcement costs and other expenses; (d) to interest at the Default Rate; and (e) the remainder, if any, shall be applied to the principal balance remaining unpaid hereunder.

1.3 Section 6E. Section 6E of the Loan Agreement as amended is hereby deleted and amended and restated in its entirety as follows:



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                  6E. The Borrower shall maintain, on a consolidated basis, all calculated quarterly (with the exception of minimum annualized return on average assets which will be calculated annually as of December 31 of each year), the following:

                  (a) Minimum ratio of total risk-based capital to risk adjusted assets of Ten Percent (10%);

                  (b) Minimum ratio of Tier 1 capital to risk adjusted assets of Six Percent (6%);

                  (c) Minimum ratio of Tier 1 capital to average assets (leverage ratio) of Five Percent (5%);

                  (d) Maximum non-performing loans to equity capital of Twenty-Five Percent (25%);

                  (e) Minimum loan loss reserve to non-performing loans of Seventy-Five Percent (75%);

                  (f)      Minimum annualized return on average assets of 0.80%.


SECTION 2. REPRESENTATIONS AND WARRANTIES

         To induce Lender to amend the Loan Agreement, as amended, Borrower represents and warrants to Lender that:

2.1 Compliance with Loan Agreement. On the date hereof, Borrower is in compliance of all of the terms and provisions set forth in the Loan Agreement as amended and no Default or Event of Default has occurred which has not been waived or amended herein.

2.2 Representations and Warranties. On the date hereof, the representations and warranties set forth in the Loan Agreement as amended are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

2.3 Corporate Authority of Borrower. Borrower has full power and authority to enter into this Second Amendment, all of which has been duly authorized by all proper and necessary corporate action. Except for consents which have been obtained by Borrower, no consent or approval of stockholders or of any public authority or regulatory body or any other person or entity is required as a condition to the validity or enforceability of this Second Amendment.



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2.4 Second Amendment as Binding Agreement. This Second Amendment constitutes the valid and legally binding obligation of Borrower, fully enforceable against Borrower, in accordance with its terms.

2.5 No Conflicting Agreements. The execution and performance by Borrower of this Second Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or By-Laws of Borrower, or (ii) violate any indenture, contract, agreement or other instrument to which Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower.

SECTION 3. CONDITIONS PRECEDENT

         The agreement by Lender to amend the Loan Agreement as amended is subject to the following conditions precedent:

3.1 Execution of Documents. Borrower shall have executed and delivered to Lender the Second Amendment to Loan Agreement and the Term Promissory Note dated of even date herewith.

3.2 Corporate Approval. Lender shall have received evidence of approval of this Second Amendment by Borrower's board of directors by appropriate corporate action of such board.

SECTION 4. GENERAL PROVISIONS

4.1 Except as amended by this Second Amendment, the terms and provisions of the Loan Agreement as amended shall remain unchanged and are in all other respects ratified and confirmed and remain in full force and effect. The terms and provisions of the Pledge Agreement dated August 14, 1996, and as amended as of April 30, 1998, shall remain unchanged and are in all other respects ratified and confirmed and remain in full force and effect.

4.2 Borrower hereby agrees to pay all out-of-pocket expenses incurred by Lender in connection with the preparation, negotiation and consummation of this Second Amendment, and all other documents related thereto (whether or not any borrowings under the Second Amendment shall be consummated), including, without limitation, the fees and expenses of Lender's counsel not to exceed $5,000.00, and any filing fees and recordation tax required in connection with the filing of any documents necessary to consummate the provisions of this Second Amendment.

4.3 This Second Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrower under this Second Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Second Amendment.

4.4 This Second Amendment may be executed in any number of counterparts.

4.5 On or after the effective date hereof, each reference in the Loan Agreement to this "Agreement", "hereof", or word of like import, shall, unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended and this Second Amendment.

4.6 The recitals to this Second Amendment are incorporated herein in their entirety by this reference thereto and deemed to be a part hereof. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings provided in the Loan Agreement as amended and this Second Amendment.

         IN WITNESS WHEREOF, Borrower has caused this Second Amendment to be duly executed by its duly authorized officer and Lender has caused this Second Amendment to be executed by its duly authorized officer, all as of the day and year first above written.


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                             BORROWER: BANCFIRST OHIO CORP.



                                         By:
                                         Title:



                             LENDER:     LASALLE BANK, N.A.
                                         a National Banking Association

                                         By:
                                         Title: